Exhibit 10.3

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PARTNERSHIP AGREEMENT

OF

BRISTOL-MYERS SQUIBB SANOFI PHARMACEUTICALS HOLDING PARTNERSHIP

between

SANOFI PHARMACEUTICALS, INC.

and

BRISTOL-MYERS SQUIBB COMPANY INVESTCO, INC.

dated as of January 1, 1997

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS

SECTION 1.01.	Defined Terms	2
SECTION 1.02.	Additional Defined Terms	7
SECTION 1.03.	Accounting Terms	8

ARTICLE II

ORGANIZATION OF THE PARTNERSHIP

SECTION 2.01.	The Partnership	8
SECTION 2.02.	Name	8
SECTION 2.03.	Purpose	8
SECTION 2.04.	Principal Place of Business	9
SECTION 2.05.	Term	9
SECTION 2.06.	Registered Office and Agent	9
SECTION 2.07.	Powers	9

ARTICLE III

CAPITAL CONTRIBUTIONS, PARTNERSHIP INTERESTS AND CAPITAL ACCOUNTS

SECTION 3.01.	Initial Capital Contributions	9
SECTION 3.02.	Partnership Interests	9
SECTION 3.03.	Additional Capital Contributions	9
SECTION 3.04.	Capital Accounts	10
SECTION 3.05.	Partnership Property	10

ARTICLE IV

ALLOCATIONS

SECTION 4.01.	Allocations	10

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SCHEDULES

Schedule 1.01	Territory B
Schedule 7.01(a)(iii)-l	Annual Budgetary Target Summary
Schedule 7.01(a)(iii)-2	Annual Long-Range Plan Summary
Schedule 7.02(b)	By-Laws of the Territory Management Committee

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PARTNERSHIP AGREEMENT dated as of January 1, 1997 between Sanofi Pharmaceuticals, Inc., a Delaware corporation (“Sanofi Partner”) and an indirect wholly owned subsidiary of Sanofi, a société anonyme organized under the laws of the French Republic (“Sanofi”), and Bristol-Myers Squibb Company Investco, Inc. (“BMS Partner” and, together with Sanofi Partner, the “Partners” and, individually, each a “Partner”), a Delaware corporation and a direct wholly owned subsidiary of Bristol-Myers Squibb Company, a Delaware corporation (“BMS”).

W I T N E S S E T H:

WHEREAS, BMS, Sanofi and Sterling Winthrop Inc., a Delaware corporation (“Sterling”), entered into a Development Agreement dated as of July 29, 1993 (the “Development Agreement”) concerning the development of two new chemical entities discovered and patented by Sanofi, one known as SR 47436, with the international non-proprietary name Irbesartan (“Irbesartan”) and one known as SR 25990C, with the international non-proprietary name Clopidogrel Hydrogenosulphate (“Clopidogrel”), each with potential ethical pharmaceutical applications in the cardiovascular therapeutic field;

WHEREAS, BMS, Sanofi and Sterling entered into a Master Territory B Agreement dated as of July 29, 1993 (the “Master Territory B Agreement”) for the commercialization of the Products in Territory B (as such terms are defined herein);

WHEREAS, pursuant to an Amended and Restated Asset Purchase Agreement dated as of September 30, 1994 among Eastman Kodak Company, Sanofi and Sterling, Sanofi acquired certain assets, and assumed certain obligations, of the ethical pharmaceutical business of Sterling, including the rights and obligations of Sterling under the Master Territory B Agreement and the Development Agreement;

WHEREAS, in accordance with Section 4.1.1 of the Master Territory B Agreement, BMS and Sanofi agreed to determine an appropriate legal structure to be implemented for the commercialization of the Products in Territory B;

WHEREAS, as of the date hereof, BMS and Sanofi have entered into a Territory B Alliance Support Agreement (the “Alliance Support Agreement”) and certain other agreements for the commercialization of the Products in Territory B; and

WHEREAS, in determining such appropriate legal structure, BMS and Sanofi have agreed that the United States of America would no longer be included within the definition of Territory B solely with respect to Irbesartan and Irbesartan Products (as defined herein) and intend to enter into a license agreement concerning the manufacture, sale and commercialization of Irbesartan Products in the United States of America (the “U.S. Irbesartan License”);

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NOW, THEREFORE, in consideration of the mutual covenants and the terms and conditions contained herein, and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Act” means the Delaware Uniform Partnership Law, set forth as Title 6 of the Delaware Code Annotated, as amended from time to time, and any applicable successor statutes thereto.

“Adverse Event” means any negative symptom experienced at the time of or after the taking of any Product of which any Partner or any of its Affiliates becomes aware, whether or not considered drug related, including, without limitation, any side effects, injury, toxicity or sensitivity reaction, or significant failure of expected pharmacological action, as well as instances of symptomatic overdose, abuse or withdrawal reactions.

“Affiliate”, when used with reference to any Person, means any other Person controlling, controlled by, or under common control with, such Person; provided, however, that, with respect to Sanofi, the definition of Affiliate shall exclude Elf Aquitaine and any Person not controlled by Sanofi that would be an Affiliate of Sanofi solely by reason of its being controlled by Elf Aquitaine. For the purposes of this definition, “control” shall refer to (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person or to veto any material decision relating to the management or policies of a Person, in each case whether through the ownership of voting securities, by contract or otherwise, (b) the beneficial ownership, directly or indirectly, of securities (excluding general partnership interests) representing at least 40% of the voting power of all outstanding voting securities of a Person or (c) the beneficial ownership of at least 50% of the partnership interests of a general partnership. The Partners confirm that each Co-Promotion Entity in Territory B shall be considered to be an Affiliate of BMS.

“Agreement” means this Partnership Agreement, as originally executed and as amended, modified, supplemented or restated from time to time, in accordance with Section 12.11 hereof.

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“Alliance Strategic Committee” has the meaning set forth in the Alliance Support Agreement.

“beneficial owner” has the meaning set forth in Rule 13d-3 of the U.S. Securities Exchange Act of 1934, as amended,

“Capital Account” means, with respect to each Partner, the capital account maintained for such Partner as set forth in Article III hereof.

“Capital Contribution” means, with respect to each Partner, the amount of money contributed to the Partnership by such Partner (or such Partner’s predecessors in interest) with respect to the Partnership Interest held by such Partner.

“Clopidogrel License and Supply Agreement” means the Clopidogrel Intellectual Property License and Supply Agreement dated as of the date hereof between the Partnership and Sanofi for the license of certain patent, trademark and know how rights for Clopidogrel and Clopidogrel Products from Sanofi to the Partnership and the supply of active substance chemical bulk for Clopidogrel in exchange for the payment to Sanofi of the Discovery Royalty and the Supply Payment (as such terms are defined therein).

“Clopidogrel Product” means the product or products having as an active ingredient Clopidogrel or any salt, ester, metabolite or pro-drug thereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Marketing” means, for each Product and for any country in Territory B, the marketing of such Product in such country under two or more trademarks by the applicable Marketing Entities.

“Co-Promotion” means, for each Product and for any country in Territory B, the marketing of such Product in such country under one trademark by the applicable Marketing Entity.

“Elf Aquitaine” means Société Nationale Elf Aquitaine, a société anonyme organized under the laws of the French Republic.

“Finance Committee” has the meaning set forth in the Alliance Support Agreement.

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“Functional Committees” means the Alliance Functional Committees (as defined in the Alliance Support Agreement) and the License Functional Committees (as defined in the Know-How License Agreement).

“Governmental Authority” means any federal, state or local or any foreign or supranational government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

“Irbesartan License Agreement” means the Irbesartan Intellectual Property License Agreement dated as of the date hereof between the Partnership and Sanofi for the license of certain patent, trademark and know-how rights for Irbesartan and Irbesartan Products from Sanofi to the Partnership in exchange for the payment to Sanofi of the Discovery Royalty (as Such term is defined therein).

“Irbesartan Product” means the product or products having as an active ingredient Irbesartan or any salt, ester, metabolite or pro-drug thereof.

“Irbesartan Supply Agreement” means the Irbesartan Supply Agreement to be entered into among BMS, Sanofi, the Partnership and Sanofi Pharma Bristol-Myers Squibb, a société en nom collectif organized under the laws of the French Republic, for the supply of active substance chemical bulk for Irbesartan.

“Know-How License Agreement” means the Product Know-How License Agreement dated as of the date hereof among the Partnership, Sanofi and BMS for the license of know-how developed by Sanofi and BMS pursuant to the Development Agreement, the use of corporate names by the Partnership and the development of Irbesartan and Clopidogrel on or after such date in exchange for the payment of the Development Royalty (as such term is defined therein) by the Partnership.

“License Steering Committee” has the meaning set forth in the Know-How License Agreement.

“Marketing Working Group” has the meaning set forth in the Know-How License Agreement.

“Net Income” and “Net Loss” mean, for each Fiscal Year, an amount equal to the Partnership’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(l) shall be included in taxable income or loss), with the following adjustments:

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(i) Any income of the Partnership that is [*] and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of “Net Income” and “Net Loss” shall be [*] to such taxable income or loss;

(ii) Any expenditures of the Partnership [*]or treated as [*], and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of “Net Income” and “Net Loss”, shall be [*] from such taxable income or loss; and

(iii) any Termination Gain or Termination Loss shall be [*] from the calculation of Net Income and Net Loss.

“Net Sales” means, for any given period and with respect to any Product, the gross amount invoiced in respect thereof by the Marketing Entities to any Person (excluding any transfers between any Party and its Affiliates for purposes of resale, promotional use or clinical trials), less (i) quantity and/or cash discounts, allowances and/or rebates actually allowed or given, (ii) freight, postage and shipping insurance expenses (if separately identified in such invoice), (iii) sales taxes directly related to the sale to the extent included in the gross invoice price (but not including taxes assessed against the income derived from such sale) and (iv) amounts repaid or credited on account of rejections, outdating or the return of such Product.

“New Drug Application” means the application required to be filed with the relevant Governmental Authority in any country in order to obtain approval to market commercially a new drug in such country.

“Non-Promotional Countries” means the countries in Territory B where the utilization of personal promotion by sales personnel is not a significant factor in obtaining product usage and achieving sales or where selling is by tender or comparable non-promotional method of sale, as determined from time to time by the Finance Committee.

“Partners” means each of the BMS Partner and the Sanofi Partner and each of their permitted successors and assigns; provided, however, that any Partner that holds no Partnership Interest shall be deemed to have withdrawn as a Partner of the Partnership.

“Partnership Interest” means, for each Partner, all of such Partner’s interest as a Partner of the Partnership, including, without limitation, such Partner’s rights to profits, losses and voting rights in the Partnership and any and all benefits to which it

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may be entitled under this Agreement, together with the obligations of such Partner hereunder.

“Person” means any individual, partnership, firm, corporation, société anonyme, société en nom collectif, société en participation, limited liability company, joint venture, association, trust or other entity or any government or any agency or political subdivision thereof, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended.

“Puerto Rico Purchase and Sale Agreement” means the Purchase and Sale Agreement to be entered into among the Partnership and Affiliate(s) of BMS for the sale of active substance chemical bulk to such Affiliate(s) and the purchase of finished Products packaged, if applicable, from such Affiliate(s).

“Product” means a Clopidogrel Product or an Irbesartan Product, and “Products” means a Clopidogrel Product and an Irbesartan Product.

“Regulations” means the United States Federal Income Tax Regulations, including temporary regulations, promulgated under the Code, as amended, modified or supplemented from time to time.

“Safety Problem” has the meaning set forth in the Alliance Support Agreement.

“Serious Adverse Event” means any Adverse Event that is life-threatening in that such Adverse Event places the patient at risk of dying, requires hospitalization, prolongs existing hospitalization or results in permanent disability, birth defect, cancer or death.

“Termination Gain” or “Termination Loss” means any gain or loss realized by the Partnership on the sale or other disposition of assets pursuant to Section 11.03(c) hereof (including any gain or loss realized by the Partnership in connection with [*] pursuant to Section [*] hereof).

“Territory B” means the countries and geographic areas described and listed in Schedule 1.01 attached hereto, which shall not include the United States of America for Irbesartan Products.

“Third Party” means a Person who or which is neither a Party nor an Affiliate of a Party.

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“Toll Manufacturing Agreements” means (i) the Irbesartan Toll Manufacturing Agreement to be entered into for the contract manufacturing of active substance chemical bulk for Irbesartan into finished Irbesartan Products packaged, if applicable, and (ii) the Clopidogrel Toll Manufacturing Agreement to be entered into for the contract manufacturing of active substance chemical bulk for Clopidogrel into finished Clopidogrel Products packaged, if applicable.

“United States of America” means any State or Commonwealth of the United States of America, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa and any other territory, possession or military base of the United States of America.

“U.S. GAAP” means generally accepted accounting principles in the United States of America in effect from time to time applied consistently throughout the periods involved.

SECTION 1. 02. Additional Defined Terms. The following additional defined terms shall have the meanings set forth in the sections of this Agreement listed below:

Defined Term	Section Where Defined
Alliance Support Agreement	Recitals
Annual Budgetary Targets	6.05(a)(ii)
BMS	Preamble
BMS Partner	Preamble
Certificate of Partnership	2.01
Clopidogrel	Recitals
Co-Marketing Distribution Agreement	8.02(c)
Co-Promotion Distribution Agreement	8.02(b)
Co-Promotion Entity	8.02(b)
Development Agreement	Recitals
Development Services Agreement	8.05
Distribution Agreements	8.02(c)
Effective Date	2.01
Fiscal Year	6.03
Irbesartan	Recitals
Long-Range Plans	6.05(a)(ii)
Marketing and Operating Services Agreement	8.02(b)
Marketing Entity	8.01
Marketing Plan	8.02(a)
Master Territory B Agreement	Recitals
Notices	12.01

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Partner	Preamble
Partnership	2.01
Partnership Services Agreement	8.04
Reporting Partner	10.02(a)
Revised Projection	6.05(a)(iii)
Sanofi	Preamble
Sanofi Partner	Preamble
Sterling	Recitals
Tax Matters Partner	6.07
Termination Date	11.01
Territory Management Committee	7.01 (a)
Transfer	9.01
U.S. Irbesartan License	Recitals

SECTION 1.03. Accounting Terms. Except as otherwise specifically provided herein or as otherwise agreed by the Partners, all terms herein that relate to accounting matters shall be interpreted in accordance with U.S. GAAP.

ARTICLE II

ORGANIZATION OF THE PARTNERSHIP

SECTION 2.01. The Partnership. The Partners do hereby form the partnership (the “Partnership”) by executing this Agreement with the intent to form the Partnership with effect as of January 1, 1997, the effective date of this Agreement (the “Effective Date”), and shall register the name of the Partnership and those of the Partners with the Prothonotary’s office in the State of Delaware.

SECTION 2.02. Name. The name of the Partnership is Bristol-Myers Squibb Sanofi Pharmaceuticals Holding Partnership. The business of the Partnership may be conducted under any other name designated in writing by the Partners in compliance with applicable law.

SECTION 2.03. Purpose. The businesses and purposes of the Partnership shall be (a) to carry on all activities related to the development, manufacturing, commercialization and sale of the Products in Territory B, specifically excepting the commercialization and sale of Irbesartan Products in the United States of America and (b) to enter into, make and perform all such contracts and other undertakings, and to engage in all such activities and transactions, as may be necessary or desirable to conduct such businesses and activities.

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SECTION 2.04. Principal Place of Business. The principal place of business of the Partnership shall be located at P.O. Box 4000, Route 206 and Province Line Road, Princeton, NJ 08543, United States of America, or at such other place in the United States of America as may be agreed by the Partners. The Partnership may maintain such other offices at such other places as the Partners deem advisable.

SECTION 2.05. Term. The Partnership shall continue in effect through December 2096, unless earlier terminated as provided in Section 11.01 hereof or extended by written agreement of each of the Partners not later than 24 months prior to such date.

SECTION 2.06. Registered Office and Agent. The name and address of the registered agent of the Partnership for service of process on the Partnership, as well as the registered office of the Partnership, in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, United States of America.

SECTION 2.07. Powers. The Partnership shall have the full power and authority to engage in all activities necessary, appropriate or incidental to any of the purposes of the Partnership described in Section 2.03 hereof, including, without limitation, the full power and authority to engage in all activities permitted to be conducted by a general partnership under Delaware law.

ARTICLE III

CAPITAL CONTRIBUTIONS, PARTNERSHIP INTERESTS

AND CAPITAL ACCOUNTS

SECTION 3.01. Initial Capital Contributions. Upon the execution and delivery of the Agreement, the BMS Partner and the Sanofi Partner shall each contribute to the Partnership cash in the amounts of $[*] and $[*], respectively, and the Partnership shall credit such amounts to the Capital Accounts of the BMS Partner and the Sanofi Partner.

SECTION 3.02. Partnership Interests. The Partnership Interest of the BMS Partner shall be 50.1%, and the Partnership Interest of the Sanofi Partner shall be 49.9%.

SECTION 3.03. Additional Capital Contributions. If it is determined by the Finance Committee that additional Capital Contributions are needed to cover development, launch and other costs or expenditures for which the Partnership’s own funds are not otherwise sufficient, each of the Partners shall contribute to the Partnership, as additional Capital Contributions, at the time and in the manner so determined by the Finance

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Committee, an amount equal to [*] multiplied by [*] to cover such costs or expenditures.

SECTION 3.04. Capital Accounts. (a) A separate Capital Account shall be maintained in respect of each Partner. Subsequent to the Effective Date, each Partner’s Capital Account shall be credited with:

(i) the amount of cash contributed by such Partner (or its predecessor in interest) to the Partnership in accordance with Sections 3.01 and 3.03 hereof; and

(ii) the amount of any Net Income and Termination Gain allocated to such Partner pursuant to Section 4.01 hereof;

and there shall be charged against each Partner’s Capital Account:

(x) the amount of any Net Losses and Termination Losses allocated to such Partner pursuant to Section 4.01 hereof; and

(y) the amount of cash distributed by the Partnership to such Partner pursuant to Section 5.01 hereof.

(b) In the event all or any portion of a Partnership Interest is transferred in accordance with Article IX hereof, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest.

SECTION 3.05. Partnership Property. All property and assets owned by or contributed to the Partnership (including, without limitation, the property and assets contributed to the Partnership pursuant to this Article III), whether real or personal, shall be (and shall be deemed to be) owned by the Partnership as an entity, and no Partner shall individually have any right, title or interest in any such property or assets or proceeds thereof, irrespective of whether any such property or asset is formally in the name of the Partnership or of any Partner (or any trade name or division thereof), any such property or asset being held by such Partner as a nominee of the Partnership for the benefit of the Partnership.

ARTICLE IV

ALLOCATIONS

SECTION 4.01. Allocations. The Partnership’s Net Income or Net Loss shall be allocated to the Partners pro rata in accordance with their respective Partnership Interests.

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The Partnership’s Termination Gain or Termination Loss shall be allocated to the Partners such that each Partner’s Capital Account shall equal the amount such Partner is entitled to receive pursuant to Section ll.03(d)(iii) hereof.

ARTICLE V

DISTRIBUTIONS

SECTION 5.01. Distributions to the Partners. The Partnership shall distribute to the Partners in proportion to their Partnership Interests (a) all cash that is not required for the ongoing business operations of the Partnership, as determined by the Finance Committee, and (b) such other amounts as the Partners collectively shall agree.

SECTION 5.02. Withdrawals of Capital. Except as otherwise provided herein, no portion of the capital of the Partnership may be withdrawn at any time without the approval of each of the Partners.

SECTION 5.03. Withholding. To the extent required by any law, the Partnership shall withhold from any income or gain allocated to each Partner and from amounts distributed to each Partner any amounts required to be remitted by the Partnership pursuant to such law and shall remit the amount withheld to the appropriate taxing authority by the due date for such remittance. The amounts so withheld shall be treated for purposes of this Agreement as having been distributed to such Partner. As between the Partners and the Partnership, any tax imposed on a Partner, whether collected by withholding or otherwise, shall remain the liability of such Partner, whether or not the Partnership properly withheld such tax, and such Partner shall in all cases indemnify and hold harmless the Partnership and each other Partner for the amount of such tax and any interest, penalties or additions to tax with respect thereto.

ARTICLE VI

ACCOUNTING, INCOME TAX

RETURNS, TAX ELECTIONS

SECTION 6.01. Books and Records. At all times during the term hereof, the BMS Partner, at the Partnership’s expense, shall maintain or cause to be maintained (i) books and records of account which accurately and fairly reflect, in reasonable detail, all matters relating to the Partnership, including, without limitation, all income, expenditures, assets and liabilities thereof and (ii) an adequate system of internal accounting controls. Such books and records of account shall be maintained in accordance with U.S. GAAP, unless otherwise

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agreed by the Partners, and shall be maintained for at least ten years following the date of each transaction to which they relate or for any longer period as required by applicable law, unless the Partners otherwise agree; provided, however, that the Partnership shall not be required to maintain any such records for a period in excess of ten years from the date of the making or receipt thereof (except for those records, if any, required to be kept for a longer period under applicable law).

SECTION 6.02. Location and Rights of Inspection. The Partnership’s books and records of account shall be kept and maintained at all times at the place or places within the United States of America approved by the BMS Partner. Each Partner and their authorized representatives shall have the right to inspect, examine, copy and audit the books, records, files, securities and other documents of the Partnership at all reasonable times for any purpose reasonably related to such Partner’s interest in the Partnerership. No charges shall be made to a Partner by the Partnership for any such inspection, examination, copying and audit other than for out-of-pocket costs of the Partnership occasioned thereby.

SECTION 6.03. Fiscal Year. The fiscal year of the Partnership for both accounting and tax purposes (the “Fiscal Year”) shall begin on January 1 and end on December 31 of each year.

SECTION 6.04. Audit. The books of account, financial records and annual financial statements of the Partnership shall be audited annually at the Partnership’s expense by an internationally-recognized independent accounting firm selected by the BMS Partner.

SECTION 6.05. Statements of Financial Condition. (a) The BMS Partner and the Sanofi Partner shall jointly prepare, and the BMS Partner shall have the final authority to determine and to deliver to the Sanofi Partner in accordance with applicable law and regulations and at the Partnership’s expense:

(i) within 30 days after the end of each calendar month, a statement listing, for the preceding month and for the Fiscal Year through the last day of such month (x) country-by-country and aggregate territorial financial statements for the Co-Promotion Entities in Territory B, (y) Net Sales of the Products in the countries in Territory B in which there is Co-Marketing of the Products and (z) Territory-wide marketing and developmental expenses incurred by the Partnership;

(ii) by November 15 of each Fiscal Year, (x) the aggregate of annual budgets for the upcoming Fiscal Year for sales and pre-tax profits for the Co-Promotion Entities (the “Annual Budgetary Targets”) for each Product and projections for aggregate sales and aggregate pre-tax profits for the Co-Promotion Entities for the subsequent three Fiscal Years (“Long-Range Plans”) for each Product, which budgetary targets and projections shall be substantially in the form of Schedules

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7.01(a)(iii)-l and 7.01(a)(iii)-2 attached hereto; it being agreed that pre-tax profits shall be calculated by [*], and sales shall be calculated by [*], each in accordance with the methodology established by the Finance Committee, (y) a statement listing, (1) for each country where there is Co-Promotion of the Products, the expected Net Sales and pre-tax profits for each Product for the upcoming Fiscal Year, and projections for Net Sales and pre-tax profits of each Product for the subsequent three Fiscal Years and (2) for each country where there is Co-Marketing of the Products, the expected Net Sales of each Product for the upcoming Fiscal Year, and projections for Net Sales of each Product for the subsequent three Fiscal Years and (z) the annual budget for the Partnership;

(iii) during April, July and October of each Fiscal Year, a statement providing revised annual projections of aggregate sales and pre-tax profits for such Co-Promotion Entities for each Product for such Fiscal Year (which shall be calculated in the same manner as, and compared to, the Annual Budgetary Targets for such Fiscal Year approved by the Alliance Strategic Committee), revised, if necessary, to take into account the actual year-to-date results and any other relevant factors, together with an explanation of any material revisions in the projections relative to the budgeted amounts thereof approved by the Alliance Strategic Committee (each, a “Revised Projection”);

(iv) as promptly as reasonably practicable and in any event within 60 days of the end of each Fiscal Year, a copy of the aggregate audited annual financial statements for the Partnership; and

(v) as promptly as reasonably practicable and in any event within 30 days of the end of each fiscal quarter, a copy of the unaudited quarterly financial statements for the Partnership;

provided, however, that, with respect to sub-section (i) above, the BMS Partner shall provide such information to the Alliance Strategic Committee for information only and, with respect to subsections (ii) and (iii) above, the BMS Partner shall also provide such information to the Alliance Strategic Committee, which shall have the sole authority to approve the Annual Budgetary Targets, the Long-Range Plans and the budget of the Partnership.

(b) Each Partner shall provide, as promptly as reasonably practicable, (i) any additional financial information relating to the Partnership that is requested by the other Partner for preparation of such Partner’s income tax returns; and (ii) such other information that is reasonably requested in writing by the other Partner, including, without

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limitation, any information required by such Partner or its Affiliates for reporting or statutory purposes under U.S. or French securities or other applicable laws.

(c) The BMS Partner shall, in addition, advise the Sanofi Partner and the Alliance Strategic Committee promptly if the Revised Projection shows, or BMS concludes, at any time, that the annual aggregate pre-tax profits of the Co-Promotion Entities in Territory B will fall short of the annual aggregate pre-tax profit amount in the relevant Annual Budgetary Target approved by the Alliance Strategic Committee by [*]of such annual aggregate pre-tax profit.

SECTION 6.06. Bank Accounts and Investments. Funds of the Partnership shall be deposited in an account or accounts of a type, in form and name and in an institution or institutions within the United States of America, in each case as approved by the BMS Partner. Withdrawals from bank accounts shall be made by persons approved in writing by the Partners. Any funds of the Partnership that are not required to be disbursed shall be invested by the BMS Partner in accordance with and pursuant to guidelines therefor established by the Partners.

SECTION 6.07. Tax Matters Partner. [*] shall be designated as the Partnership’s tax matters partner (the “Tax Matters Partner”), as defined in section 6231(a)(7) of the Code, and shall have all of the powers and obligations of a tax matters partner pursuant to the Code and under this Agreement. All expenses incurred by the Tax Matters Partner in serving in such capacity (including, without limitation, [*]) shall be treated as [*] expenses and shall be paid by the Partnership. The Tax Matters Partner shall incur no liability to the Partnership or to [*] for actions taken in its capacity as the Tax Matters Partner, including, without limitation, any liability for any additional taxes (including withholding taxes), interest or penalties owed by the [*] due to adjustments of Partnership items of income, gain, loss or deduction at the Partnership level, except for actions that constitute gross negligence, fraud or willful misconduct. The Partnership shall indemnify the Tax Matters Partner (including the officers and directors of a corporate Tax Matters Partner) against judgments, fines, amounts paid in settlement and reasonable expenses (including reasonable attorneys’ fees) incurred in any civil or investigative proceeding in which the Tax Matters Partner is involved or threatened to be involved by reason of being the Tax Matters Partner, except to the extent that it is finally judicially determined that such judgments, fines, amounts and expenses arose out of or were related to actions or omissions of the Tax Matters Partner constituting gross negligence, fraud or willful misconduct.

SECTION 6.08. Duties of the Tax Matters Partner. The Tax Matters Partner shall cooperate with [*] and shall promptly provide the [*] with copies of notices or other materials from, and inform the [*] of discussions engaged in with, the Internal Revenue Service or state or local tax authorities and shall

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provide [*] with notice of all scheduled administrative proceedings, including, without limitation, meetings with Internal Revenue Service agents, technical advice, conferences and appellate hearings, as soon as possible after receiving notice of the scheduling of such proceedings. The Tax Matters Partner shall not agree to [*] with respect to Partnership items of income, gain loss or deduction, without the prior written consent of the [*]. The Tax Matters Partner may request extensions to file any tax return or statement without the written consent of, but shall so inform, the [*]. The provisions of this Agreement regarding the Partnership’s tax returns shall survive the termination of the Partnership and the transfer of either Partner’s interest in the Partnership and shall remain in effect for the period of time necessary to resolve any and all matters regarding the federal, state and local income taxation of the Partnership and items of Partnership income, gain, loss or deduction. The Tax Matters Partner shall cause the Partnership to elect to deduct research and development expenses pursuant to Section 174 of the Code.

ARTICLE VII

MANAGEMENT OF THE PARTNERSHIP

SECTION 7.01. Territory Management Committee. (a) Subject to the general oversight and decisions of the Alliance Strategic Committee, the License Steering Committee and the Functional Committees, and in accordance with this Article VII, the business and operational policies of the Partnership shall be managed by a Territory Management Committee (the “Territory Management Committee”), which shall be responsible for:

(i) monitoring and ensuring implementation of the policies and strategies approved by the Alliance Strategic Committee and the License Steering Committee and the Functional Committees and ensuring that the actions of the Partnership and its assigns and sub-licensees are consistent with such policies and strategies;

(ii) providing direction to and ensuring the coordination of the Co-Promotion Entities and other Marketing Entities regarding policy and Product issues;

(iii) aggregating the Annual Budgetary Targets and Long-Range Plans of the Co-Promotion Entities substantially in the form of Schedules 7.01(a)(iii)-l and 7.01(a)(iii)-2 attached hereto;

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(iv) monitoring the aggregate budgets of the Co-Promotion Entities within a [*] variance and informing both Partners of any deviation therefrom;

(v) monitoring the sales and market shares of each of the Products in each country in Territory B, specifically excepting Irbesartan Products in the United States of America;

(vi) reviewing the marketing plans of the Marketing Entities and the manufacturing and sourcing plans for Territory B, specifically excepting Irbesartan Products with respect to the United States of America; and

(vii) approving the selling effort allocation between the Partners’ local Affiliates in each country in which there will be Co-Promotion, as proposed by such local Affiliates.

SECTION 7.02. Composition and Decision-Making. (a) The Territory Management Committee shall at all times consist of eight (8) members, four (4) of whom shall be appointed by the BMS Partner and four (4) of whom shall be appointed by the Sanofi Partner. The members appointed by the BMS Partner shall be those persons serving from time to time as (i) President, BMS U.S. Pharmaceutical Group, (ii) President, BMS Canada and Latin American Pharmaceutical Group, (iii) Vice President Finance, BMS U.S. Pharmaceutical Group, and (iv) Vice President, Alliance Management. The members appointed by the Sanofi Partner shall be those persons serving from time to time as (i) President, Sanofi Pharmaceuticals, Inc., (ii) President, Sanofi Latin American Region, (iii) Controller, Sanofi Pharma, and (iv) Vice President, Alliance Management, Sanofi Pharma. If any such position has been modified or eliminated, the Partner so affected shall appoint an individual whose position is substantially similar to the position so modified or eliminated.

(b) The Territory Management Committee shall adopt by-laws substantially in the form of Exhibit 7.02(b) attached hereto, which by-laws shall govern the internal operations of the Territory Management Committee. Such by-laws may be amended solely by the unanimous vote of the members of the Territory Management Committee. Unless otherwise provided herein or in the attached by-laws, in the event of a deadlock or tie vote of the Territory Management Committee, a member appointed by the BMS Partner shall have the deciding or casting vote in furtherance of the BMS Partner’s controlling interest in the Partnership; provided, however, that any decision concerning Section 7.01(a)(vii) hereof shall be made only by a consensus of the representatives of the BMS Partner and the Sanofi Partner on the Territory Management Committee.

SECTION 7.03. Delegation. The Territory Management Committee may, by unanimous vote, expressly and by written resolution establish any sub-committee and

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delegate its powers to such sub-committee on such terms as it deems appropriate; provided, however, that each of the Partners shall have the right to appoint an equal number of members on each sub-committee.

ARTICLE VIII

CERTAIN OPERATING ARRANGEMENTS

SECTION 8.01. Distribution. In each country in Territory B (other than Non-Promotional Countries), one or more entities as selected by the Alliance Strategic Committee (each, a “Marketing Entity”) shall be responsible for the marketing, promotion, sale and distribution of the Products. Each Marketing Entity shall purchase the finished Products from the Partnership pursuant to a distribution agreement, in accordance with Sections 8.02(b)-(c) hereof, with such changes as are required by local law and market practice, including, without limitation, any requirement of local law pursuant to which a Marketing Entity is prohibited from purchasing any finished Product and may purchase only active substance chemical bulk, and shall market the Products either directly or using the services of local Affiliates of the Partners.

SECTION 8.02. Commercialization Strategy. (a) The commercialization strategy for each Product in each country in Territory B, specifically excepting Irbesartan Products in the United States of America, shall be set forth in a marketing plan (the “Marketing Plan”) prepared by the Marketing Entity in such country, in accordance and consistent with the policies and strategies determined by the Marketing Working Group (including, without limitation, those set forth in the overall centrally funded marketing plan for each Product developed by the Marketing Working Group), and reviewed by the Territory Management Committee not later than 30 days after the date of the filing of the New Drug Application in such country, in the case of Clopidogrel Products, and as soon as practicable following the date hereof, in the case of Irbesartan Products. Each Marketing Plan shall contain a description of the basic commercialization strategy for such country, projected annual budgets and profit and loss statements for the Product for the first three calendar years after launch, provisions for the detailing of the Product, marketing strategy and provisions for the selling resource contributions of the Partners and their Affiliates.

(b) If the Alliance Strategic Committee determines that there will be Co-Promotion of the Products in any country in Territory B, a joint venture Marketing Entity (a “Co-Promotion Entity”) shall be established in such country. The form and structure of each Co-Promotion Entity shall be determined by the Finance Committee. 50.1 % of the voting power, profits and losses of each Co-Promotion Entity shall be owned by a direct or indirect majority-owned subsidiary of BMS, and 49.9% of the voting power, profits and losses of each such Co-Promotion Entity shall be owned by a direct or indirect majority-

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owned subsidiary of Sanofi. Each Co-Promotion Entity shall be the exclusive distributor of the Products in its country and shall enter into a distribution agreement with the Partnership, in a form to be agreed by the Partners (a “Co-Promotion Distribution Agreement”), and each Co-Promotion Entity shall engage local Affiliates of BMS and Sanofi to provide it with marketing and operating services pursuant to a Marketing and Operating Services Agreement in a form to be agreed by the Partners (a “Marketing and Operating Services Agreement”), each with such changes as are required by local law and market practice, including, without limitation, any requirement of local law pursuant to which a Marketing Entity is prohibited from purchasing any finished Product and may purchase only active substance chemical bulk.

(c) If the Alliance Strategic Committee determines that there will be Co-Marketing of the Products in any country in Territory B, the Alliance Strategic Committee shall designate direct or indirect majority-owned subsidiaries of BMS and Sanofi to be the co-exclusive distributors of the Products in such country, and each such subsidiary shall enter into a distribution agreement with the Partnership in a form to be agreed by the Partners (a “Co-Marketing Distribution Agreement” and, together with the Co-Promotion Distribution Agreement, the “Distribution Agreements”), with such changes as are required by local law and market practice, including, without limitation, any requirement of local law pursuant to which a Marketing Entity is prohibited from purchasing finished Product and may purchase only active substance chemical bulk. In any country in Territory B in which there will be Co-Marketing, the Co-Marketing Distribution Agreements to be entered into with the Marketing Entities shall be identical (except for the parties thereto) and shall be entered into concurrently. To the extent possible, each Partner shall rely exclusively on its or its Affiliates’ sales, marketing, promotion and distribution resources in each country in Territory B in which there will be Co-Marketing of the Products.

(d) The Alliance Strategic Committee may determine that there will be neither Co-Promotion nor Co-Marketing of the Products in any country in Territory B and, to the extent that special circumstances so dictate, may consider the promotion in such country by an Affiliate of only one Partner, sub-license with a Third Party, distribution or other arrangements.

SECTION 8.03. Non-Promotional Countries. In Non-Promotional Countries, the local Affiliates of the Partners shall not be required to enter into Distribution Agreements in order to market and sell the Products in such countries but, if they enter into any similar arrangement, shall be entitled to receive a fair return for the use of their resources. The Finance Committee shall prepare, and submit to the Territory Management Committee for its implementation, a decision as to the terms and conditions of the alternate distribution arrangements with such local Affiliates for such countries, including, without limitation, the rate of such fair return.

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SECTION 8.04. Administrative and Operating Services. The administrative and operating services required by the Partnership shall be provided pursuant to a partnership services agreement to be entered into between the Partnership and E.R. Squibb & Sons, Inc. in a form to be agreed to by the Partners (the “Partnership Services Agreement”).

SECTION 8.05. Development Services. The development services required for the Products shall be provided pursuant to a development services agreement to be entered into among the Partnership, E.R. Squibb & Sons, Inc. and an Affiliate of the Sanofi Partner in a form to be agreed to by the Partners (the “Development Services Agreement”).

SECTION 8.06. Irbesartan Know-How License. The Partnership shall grant BMS a [*], license, in a form to be agreed to by the Partners, for the use and commercialization of Irbesartan Products in the United States of America and for the term of the U.S. Irbesartan License, under any know-how concerning Irbesartan or Irbesartan Products funded, in whole or in part, by the Partnership.

SECTION 8.07. Patent and Trademark Actions. Either the BMS Partner or the Sanofi Partner, upon written notice to the Partnership, may cause the Partnership to (i) institute an infringement action against any Third Party based on any patent or trademark licensed to the Partnership, (ii) defend any suit by a Third Party against the Partnership, either Partner or any of their respective Affiliates for patent and/or trademark infringement involving Irbesartan, Clopidogrel or any Product in Territory B or (iii) defend any suit brought by a Third Party based on the invalidity or nullity of any patent licensed to the Partnership. The costs and expenses of such action or defense shall be borne by [*], and the settlement of any such action or defense shall be decided [*].

ARTICLE IX

TRANSFER OF PARTNERSHIP INTERESTS

SECTION 9.01. No Transfer. No Partnership Interest or beneficial interest therein may be sold, assigned, transferred, pledged or otherwise encumbered, in whole or in part, directly or indirectly, by operation of law or otherwise (including, without limitation, by merger, consolidation, dividend or distribution) (any such sale, assignment, transfer, pledge or encumbrance being hereinafter referred to as a “Transfer”), except as provided in Section 9.02 hereof, without the prior written consent of the other Partner (which consent may be given or withheld by such other Partner in its sole discretion). Any purported Transfer of any Partnership Interest or any beneficial interest therein in violation of this Article IX shall be null and void. No Partner shall, without the prior written consent of the other Partner (which consent may be given or withheld by such other Partner in its sole

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discretion), retire or withdraw from the Partnership except as a result of the final adjudication of such Partner as a bankrupt.

SECTION 9.02. Transfers to Affiliates. Notwithstanding anything to the contrary contained in Section 9.01 hereof, a Partner may Transfer any or all of its rights hereunder, including all or a portion of its Partnership Interest, to BMS or Sanofi or any Affiliate of BMS or Sanofi; provided, however, that the transferor shall remain liable for all of its obligations under this Agreement.

SECTION 9.03. New Partners. No Person shall become a Partner hereunder under any of the provisions hereof unless such Person shall expressly assume, and agree to be bound by, all of the terms and conditions of this Agreement. All reasonable costs and expenses incurred by the Partnership in connection with any Transfer and, if applicable, the admission of a Person as a Partner hereunder, shall be paid by the transferor. Upon compliance with all provisions hereof applicable to such Person becoming a Partner, the other Partner agrees to execute and deliver such amendments hereto as are necessary to constitute such Person as a Partner of the Partnership.

ARTICLE X

ADVERSE EVENT REPORTING

SECTION 10.01. Reporting Obligation. The BMS Partner and the Sanofi Partner shall each ensure that, in the marketing of the Products in Territory B, it and each of its respective Affiliates shall record, investigate, summarize and review all Adverse Events and Serious Adverse Events. Each Partner shall require that its Affiliates, sub-licensees and distributors adhere to all requirements of local law which relate to the reporting and investigation of Adverse Events and Serious Adverse Events, and each Partner shall require that its Affiliates, sub-licensees and distributors keep such Partner informed of such experiences.

SECTION 10.02. Reporting Procedure. (a) In order that each Partner may be fully informed of these experiences, each Partner shall report:

(i)	In the case of Clopidogrel Products, to Sanofi at:

Sanofi Pharma

82, avenue Raspail

94255 Gentilly Cedex, France

Attention: [omitted]

Facsimile: [omitted]

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(ii)	In the case of Irbesartan Products, to BMS at:

Bristol-Myers Squibb Company

P.O. Box 4000

Route 206 & Province Line Road

Princeton, NJ 08543 USA

Attention: Vice President, Worldwide Safety and Surveillance

Facsimile: [omitted]

all Adverse Events and Serious Adverse Events anywhere in the world; provided, however, that Serious Adverse Events shall be reported to the relevant Person, as set forth above, within three (3) working days of a Partner’s becoming aware of such an event (a “Reporting Partner”) and shall be reported by facsimile as provided above. The Reporting Partner shall report all other Adverse Events on a monthly basis. The Reporting Partner shall promptly notify the relevant Person, as provided above, of any complaint received by it in sufficient detail and in sufficient time to allow the relevant Person to comply with any and all regulatory requirements imposed upon it in any country. Each Partner shall also advise the relevant Person of any regulatory developments (e.g., proposed recalls, labeling and other registrational dossier changes, etc.) affecting either Product in any country in Territory B. Each of the BMS Partner and the Sanofi Partner shall have the right to review and/or request copies of any and all information and reporting forms generated or received by the relevant Person set forth above. These procedures may be modified from time to time by the Regulatory Committee (as such term is defined in the Know-How License Agreement).

(b) The Partners agree that, pursuant to the Alliance Support Agreement, BMS shall be responsible for making all determinations as to how Adverse Events and Serious Adverse Events concerning Irbesartan Products will be reported to the appropriate Governmental Authorities. The Partners agree that Sanofi shall be responsible for making all determinations as to how Adverse Events and Serious Adverse Events concerning Clopidogrel Products will be reported to the appropriate Governmental Authorities.

ARTICLE XI

TERMINATION

SECTION 11.01. Dissolution. The Partnership shall be dissolved and its business wound up upon the first to occur of any of the following events (the date of such occurrence being the “Termination Date”):

(a) the written agreement of each of the Partners to dissolve the Partnership;

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(b) a good faith determination by one or both Partners that the commercialization of both Products should be suspended because of Safety Problems in accordance with Section 7.04 of the Alliance Support Agreement; or

(c) expiration of the term of this Agreement in accordance with Section 2.05 hereof.

SECTION 11.02. Product Termination. In the event that the commercialization of one Product is terminated throughout Territory B by either BMS or Sanofi in accordance with Section 7.04 of the Alliance Support Agreement, then the Partners shall amend and restate this Agreement to delete any reference to the development, purchase, sale, marketing, promotion or commercialization of such Product.

SECTION 11.03. Effect of Dissolution; Termination. In all cases of dissolution of the Partnership, the business of the Partnership shall be wound up, and the Partnership terminated as promptly as practicable thereafter, and each of the following shall be accomplished:

(a) The BMS Partner shall cause to be prepared a statement setting forth the assets and liabilities of the Partnership as of the date of dissolution, a copy of which statement shall be furnished to all of the Partners;

(b) The Parties shall, and shall cause their respective Affiliates to, terminate the Partnership Services Agreement and the Development Services Agreement, as well as all arrangements and agreements of the Marketing Entities with respect to the Products (including, without limitation, all Distribution Agreements between the Partnership and each Marketing Entity), and, except in the case of termination relating to a Safety Problem, the Partnership shall sell, license or otherwise dispose of the Partnership’s remaining assets, rights and obligations under the Clopidogrel License and Supply Agreement, the Irbesartan License Agreement, the Irbesartan Supply Agreement, the Know-How License Agreement, the Puerto Rico Purchase and Sale Agreement and the Toll Manufacturing Agreements, other than the rights to use the corporate names and trademarks containing the words “BMS”, “Bristol-Myers Squibb” or “Sanofi”; provided, however, that any obligation to supply active substance chemical bulk or finished Products set forth in any such agreement shall terminate on the first anniversary of such sale, license or other disposition;

(c) Any gain or loss realized by the Partnership upon such sale shall be allocated to the Partners in the manner set forth in Article IV hereof; and

(d) The proceeds of such sale shall be applied and distributed as follows and in the following order of priority:

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(i) To the payment of the debts and liabilities of the Partnership and the expenses of liquidation;

(ii) To the setting up of any reserves which the Partners shall determine to be reasonably necessary for contingent, unliquidated or unforeseen liabilities or obligations of the Partnership or the Partners arising out of, or in connection with, the Partnership. Such reserves may, as mutually decided by the Partners, be paid over to a national bank selected by them and authorized to conduct business as an escrowee to be held by such bank as escrowee for the purposes of disbursing such reserves to satisfy the liabilities and obligations described above, and at the expiration of such period as the Partners deem advisable, distributing any remaining balance as provided in clause (iii) below; and

(iii) The balance, if any, to the Partners in accordance with their Partnership Interests.

SECTION 11.04. Liquidating Partner. The BMS Partner is hereby irrevocably appointed as the true and lawful attorney of the Partnership in the name, place and stead of each of the Partners, such appointment being coupled with an interest, to make, execute, sign, acknowledge and file with respect to the Partnership all papers which shall be necessary or desirable to effect the dissolution and termination of the Partnership in accordance with the provisions of this Article XI. Without limiting the foregoing, the BMS Partner shall, upon the final dissolution of the Partnership, file an appropriate certificate to such effect in the proper governmental office or offices under the Act as then in effect. Notwithstanding the foregoing, each Partner, upon the request of the BMS Partner, shall promptly execute, acknowledge and deliver all such documents, certificates and other instruments as the BMS Partner shall reasonably request to effectuate the proper dissolution and termination of the Partnership, including the winding up of the business of the Partnership.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01. Notices. All notices, requests, claims, demands and other communications hereunder (collectively, “Notices”) shall be in writing, shall be in the English language, and shall be given or made by delivery in person, by courier service, by facsimile (with receipt confirmed) or by registered or certified mail (return receipt requested, with postage prepaid), to the respective Persons at the following addresses:

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If to the Partnership or the BMS Partner, to:

Bristol-Myers Squibb Company Investco, Inc.

P.O. Box 4000

Route 206 & Province Line Road

Princeton, NJ 08543-4000 USA

Attention:	Vice President and Senior Counsel,
Pharmaceutical Research Institute, and
Worldwide Franchise Management and
Business Development
Facsimile:	[omitted]
Attention:	Vice President, Alliance Management
Facsimile:	[omitted]

with a copy to:

Shearman & Sterling

599 Lexington Avenue

New York, New York 10022 USA

Attention:	[omitted]
Facsimile:	[omitted]

If to the Sanofi Partner, to:

Sanofi Pharmaceuticals, Inc.

90 Park Avenue

New York, NY 10016 USA

Attention:	Senior Vice President and General Counsel
Facsimile:	[omitted]

with a copy to:

Sanofi

32-34, rue Marbeuf

75008 Paris, France

Attention:	Directeur Juridique
Facsimile:	[omitted]
Attention:	Directeur Juridique Adjoint
Facsimile:	[omitted]
Attention:	Vice President, Alliance Management
Facsimile:	[omitted]

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Cleary, Gottlieb, Steen & Hamilton

41, avenue de Friedland

75008 Paris, France

Attention:	[omitted]
Facsimile:	[omitted]

Any Partner may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section 12.01. All Notices given to any Partner in accordance with the provisions of this Section 12.01 shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile, or on the date ten business days after dispatch by certified or registered mail (postage prepaid) if mailed.

SECTION 12.02. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed and performed entirely in that state.

SECTION 12.03. Specific Performance. Each Partner agrees that its respective Partnership Interest is unique, and that a failure by any Partner to perform its obligations under this Agreement will result in irreparable damage, and that specific performance of such obligations may be obtained without the posting of any bond or other security; provided, however, that the powers of the arbitrators under this Section 12.03 shall be limited to enforcing the obligations provided for in this Agreement as drafted.

SECTION 12.04. Dispute Resolution. All disputes between the Partners arising in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with such Rules with the proceedings conducted in the English language in Paris, France. The president of any arbitral tribunal shall not be a citizen either of the United States of America or the French Republic.

SECTION 12.05. Headings. All titles or captions contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 12.06. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Partners and permitted assigns, and nothing herein, express or implied, is intended to, or shall confer upon, any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

SECTION 12.07. Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any applicable law

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or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Partner. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Partners hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Partners as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 12.08. Assignment. This Agreement may be assigned by a Partner only to an Affiliate of Sanofi or BMS in the event of a corporate reorganization (including to an entity that becomes an Affiliate in connection with such reorganization) involving the assumption of all or substantially all of such Partner’s marketing or manufacturing functions in Territory B by such Affiliate, in which event rights may be assigned and obligations may be delegated to such Affiliate, except in accordance with a Transfer permitted by Section 9.02 hereof.

SECTION 12.09. Consents. Any consent or approval to any act or matter required under this Agreement must be in writing and shall apply only with respect to the particular act or matter to which such consent or approval is given, and shall not relieve any Partner from the obligation to obtain the consent or approval, as applicable, wherever required under this Agreement to any other act or matter.

SECTION 12.10. Entire Agreement. This Agreement constitutes the entire agreement of the Partners with respect to the subject matter contained herein and all prior agreements relative thereto which are not contained herein are terminated.

SECTION12.11. Waivers and Amendments. No modification of or amendment to this Agreement shall be valid unless in a writing signed by both Partners referring specifically to this Agreement and stating the Partners’ intention to modify or amend the same. Any waiver of any term or condition of this Agreement shall be in a writing signed by the Partner sought to be charged with such waiver referring specifically to the term or condition to be waived, and no such waiver shall be deemed to constitute the waiver of any other term or condition of this Agreement.

SECTION 12.12. Not for Benefit of Creditors. The provisions of this Agreement are intended only for the regulation of relations between the Partners and relations between the Partners and the Partnership. This Agreement is not intended for the benefit of non-Partner creditors, and no rights are granted to non-Partner creditors hereunder.

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SECTION 12.13. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts., each of which when executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Partners have duly executed this Agreement as of the day and year first above written.

BRISTOL-MYERS SQUIBB COMPANY INVESTCO, INC.

BY:	/s/ [signature illegible]
Name:
Title:

SANOFI PHARMACEUTICALS, INC.

BY:	/s/ [signature illegible]
Name:
Title:

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Schedule 1.01

TERRITORY B1

North America	Oceania
Canada	Australia
Mexico	Fiji
United States of America (including, without	Kiribati
limitation, Puerto Rico, the	Mariana, Caroline and
U.S. Virgin Islands, Guam and	Marshall Islands
American Samoa) for Clopidogrel	Nauru
only	New Zealand
Papua New Guinea
Pitcairn Islands
Central America and the West Indies	Samoa (non-U.S.)
Solomon Islands
Tonga
Anguilla	Tuvalu
Antigua	Vanuatu
Aruba
Bahamas
Barbados	South America
Belize
Bermuda	Argentina
Cayman Islands	Bolivia
Cosia Rica	Brazil
Dominica	Chile
Dominican Republic	Colombia
Grenada	Ecuador
Guatemala	Falkland Islands
Haiti	Guyana
Honduras	Paraguay
Jamaica	Peru
Montserrat	Surinam
Netherlands Antilles	Uruguay
Nicaragua	Venezuela
Panama
St. Kitts-Nevis
St. Lucia
St. Vincent and the Grenadines
El Salvador
Trinidad and Tobago
Turks and Caicos Islands
Virgin Islands (British)

[1]	Territory B will be deemed to include any country created by the division consolidation or change of name of the countries listed above.

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Schedule 7.01(a)(iii)-1

ANNUAL BUDGETARY TARGETS1

TERRITORY B

PRODUCT
($000s)

	Total Territory	Territory B Partnership[5]	Total Local JVs	Country 2[2]	Country 3[2]	Country 4[2]
Net Sales3 4
Standard Cost of Sales
Other Cost of Sales
ICP
Management Cost of Sales
Management Gross Margin
Distribution
Management Gross Margin
Direct Product Expenses
Samples
Advertising/Promotion
Clinicals
Salesforce
Other Direct Costs
Variable Product Contribution
Allocated Costs
Marketing
Medical
Administration
Other Income/Expense
Interest
Other
JV Profit/Loss Before Selling
Effort Remuneration
Selling Effort Remuneration
JV Profit/Loss[5]

[1]	To be prepared on a management information basis.

[2]	Provided for information only

[3]	Only these items are subject to approval.

[4]	Sales information will also be provided for countries in which there is Co-Marketing.

[5]	Includes central R&D, central marketing and other direct costs of the Territory B Partnership. * Provide Detail.

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Schedule 7.01(a)(iii)-2

LONG-RANGE PLANS1

TERRITORY B

PRODUCT
($000s)

	Budget 1997	1998	Projection 1999	2000
Net Sales2 3
Standard Cost of Sales
Other Cost of Sales
ICP
Management Cost of Sales
Management Gross Margin
Distribution
Management Gross Margin
Direct Product Expenses
Samples
Advertising/Promotion
Clinicals
Salesforce
Other Direct Costs
Variable Product Contribution
Allocated Costs
Marketing
Medical
Administration
Other Income/Expense
Interest
Other
JV Profit/Loss Before Selling
Effort Remuneration
Selling Effort Remuneration
JV Profit/Loss[3]

[1]	To be prepared on a management information basis.

[2]	Only these items are subject to approval.

[3]	Sales information will also be provided for countries in which there is Co-Marketing.

*	Provide detail

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Schedule 7.02(b)

BY-LAWS OF THE

TERRITORY MANAGEMENT COMMITTEE

The following rules are adopted in accordance with the Partnership Agreement dated as of January 1, 1997 between the BMS Partner and the Sanofi Partner (the “Partnership Agreement”) with respect to the operation of the Territory Management Committee (the “Committee”), and may be amended or modified solely by the unanimous vote of the Committee. All capitalized terms used but not defined herein shall have the meaning assigned to them in the Partnership Agreement, as the same may be amended from time to time.

1. Chairman and Co-Chairman. The meetings of the Committee shall be presided over by a chairman (the “Chairman”) and, in his or her absence, by a co-chairman (the “Co-Chairman”). The BMS Partner and the Sanofi Partner shall appoint, respectively, the Chairman and the Co-Chairman.

2. Regular Meetings. The Committee by resolution shall provide for the holding of regular meetings and shall fix the times and places at which such meetings shall be held; provided, however, that such meetings shall be held not less than once each calendar quarter. Notice of regular meetings shall not be required to be given; provided, however, that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each Committee member who shall not have been present at the meeting at which such action was taken, addressed to such member at his or her usual place of business, not more than 10 days after the date of the meeting at which such action was taken. Meetings shall be held in Paris, New York or such other place as the Chairman shall reasonably designate.

3. Special Meetings. Special meetings of the Committee shall be held upon call by or at the direction of the Chairman or the Co-Chairman, or any two Committee members. Except as otherwise agreed by all of the Committee members, notice of each special meeting shall be sent by facsimile (with confirmed receipt) to each Committee member, addressed to such member at his or her usual place of business, at least 10 days before the day on which the meeting is to be held. Such notice shall state the time, place and agenda of such meeting. Any Committee member who shall attend a meeting in person shall be deemed to have waived notice of such meeting, unless expressly stated otherwise. Special meetings shall be held in Paris, New York or such other place as the Chairman shall reasonably designate.

4. Quorum and Manner of Acting. At each meeting of the Committee, the presence of a majority of the members of the Committee, which majority shall include at least two members appointed by the Sanofi Partner and at least two members appointed by the BMS Partner, shall be necessary to constitute a quorum for the transaction of business. In the absence

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of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time, but not beyond 30 days following the date of such meeting, upon written notice to the absent members, until a quorum shall be present and the meeting may be held as adjourned. Except as otherwise agreed by all of the Committee members, or as set forth in the Partnership Agreement, the majority vote of all Committee members present or represented at any meeting at which a quorum is present is required to decide any question brought before such meeting.

5. Resignation of Committee Members. Any Committee member may resign at any time by giving written notice of such resignation to the Chairman and the Co-Chairman. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Chairman and the Co-Chairman, and the acceptance of such resignation shall not be necessary to make it effective.

6. Removal of Committee Member. By written notice to the other Partner, either Partner shall have the right, at any time, to replace any or all of the members designated by it on the Committee or fill any vacancy occurring with respect to those it designated, without the consent of the other Partner; provided, however, that any new appointee shall be the person replacing the removed Committee member in the position enumerated in Section 7.02(a) of the Partnership Agreement in which such removed Committee member served or, if any such position has been modified or eliminated, in a position that is substantially similar to the position so modified or eliminated.

7. Compensation of Committee Members. Committee members shall not receive compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings. Nothing herein contained shall be construed to preclude any Committee member from serving the Partner he or she represents on the Committee in any other capacity and receiving compensation therefor from such Partner.

8. Action Without a Meeting. Subject to the terms of (a) the Partnership Agreement and (b) applicable law, any action which might have been taken under these by-laws by vote of the Committee members at any meeting of the Committee may be taken without a meeting if all the Committee members consent thereto in writing, and the writing or writings are filed with the minutes of the Committee.

9. Telephone Meetings and Video Conferences. The Committee may hold, and any Committee member may participate in, a meeting of the Committee by means of conference telephone, video conference or similar communication equipment which enables all Committee members participating in the meeting to hear and speak to each other, and participation in a meeting pursuant to this paragraph 9 shall constitute presence in person at the meeting.

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10. Proxies. Each member of the Committee may, to the extent permitted by applicable law, authorize another person belonging to the senior management of BMS or Sanofi or of their respective Affiliates to act for him or her by duly executed proxy, and presence of such authorized person shall constitute presence of such member in person at a meeting.

11. Minutes. The Committee shall keep suitable written records of the relevant results of its meetings and report the same to each Committee member. Such written records shall be kept in English. Written reports of each meeting of the Committee, including major recommendations, shall be delivered to all Committee members and all persons designated by the Partners within 30 days following the date of such meeting, and shall be deemed to have been approved in the absence of an objection on the 15th day after the date of such delivery.

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